AMENDMENT NO. 4 TO
                           EMPLOYMENT AGREEMENT

     This Amendment No. 4 to Employment Agreement is made as of the 25th day of July, 2000, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Kenneth C. Budde (the "Employee").

                           W I T N E S S E T H:

     WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of August 1, 1995, as amended by Amendment No. 1 dated as of January 1, 1997, Amendment No. 2 dated as of May 1, 1998, and Amendment No. 3 dated as of October 31, 1998 (as amended, the "Employment
Agreement"); and

     WHEREAS, the Company and the Employee have agreed to certain changes in the terms of Employee's employment, as set forth herein.

     NOW THEREFORE, the Company and the Employee agree as follows effective November 1, 1999:

     SECTION 1. Except as expressly amended herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.

     SECTION 2. Article II, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

          1. SALARY.  Effective November 1, 1999, a salary ("Base
     Salary") at the rate of $300,000 per fiscal year of the Company ("Fiscal Year"), payable to the Employee at such intervals as other salaried employees of the Company are paid.

     SECTION 3. Article II, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. BONUS. (a) For fiscal years beginning November 1, 1999, the Employee shall be eligible to receive an annual incentive bonus (the "Bonus") of up to $300,000 per Fiscal Year. The Bonus will be awarded based upon factors to be established annually and set forth in an annual supplement to this Agreement.

          (b) The Bonus shall be paid in cash not later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.

     SECTION 4. Article VI, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:


          2. NOTICES. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

          If to the Company, to:

          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana  70005
          Attn:  Chief Executive Officer

          If to the Employee, to:

          Kenneth C. Budde
          2526 Metairie Road
          Metairie, Louisiana 70005

     or such other address as to which any party hereto may have notified the other in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.


                                   By:/s/ James W. McFarland
                                      ----------------------------------
                                        James W. McFarland
                                        Compensation Committee Chairman

                                   EMPLOYEE:


                                     /s/ Kenneth C. Budde
                                     ------------------------------------
                                          Kenneth C. Budde